Exhibit 99.1

KILROY
REALTY
CORPORATION

Q4 2017 Supplemental Financial Report

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2016, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords. The Company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. At December 31, 2017, the Company’s stabilized portfolio totaled approximately 13.7 million square feet of office space that was 95.2% occupied, located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	John T. Fucci	Executive VP, Asset Management
Jolie Hunt		Jeffrey C. Hawken	Executive VP and COO
Scott S. Ingraham		Tracy Murphy	Executive VP, Life Science
Gary R. Stevenson		Robert Paratte	Executive VP, Leasing and Business Development
Peter B. Stoneberg		Tyler H. Rose	Executive VP and CFO
		Steve Rosetta	Executive VP and CIO
		Heidi R. Roth	Executive VP and CAO
		David Simon	Executive VP, Southern California
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		Green Street Advisors
James Feldman	(646) 855-5808	Jed Reagan	(949) 640-8780
BMO Capital Markets Corp.		J.P. Morgan
John P. Kim	(212) 885-4115	Anthony Paolone	(212) 622-6682
BTIG		KeyBanc Capital Markets
Thomas Catherwood	(212) 738-6140	Craig Mailman	(917) 368-2316
Citigroup Investment Research		RBC Capital Markets
Michael Bilerman	(212) 816-1383	Mike Carroll	(440) 715-2649
D. A. Davidson		Robert W. Baird & Co.
Barry Oxford	(212) 240-9871	David B. Rodgers	(216) 737-7341
Deutsche Bank Securities, Inc.		Stifel, Nicolaus & Company
Vincent Chao	(212) 250-6799	John W. Guinee III	(443) 224-1307
Evercore ISI		UBS Investment Research
Steve Sakwa	(212) 446-9462	Nicholas Yulico	(212) 713-3402
Goldman Sachs & Co.		Wells Fargo
Andrew Rosivach	(212) 902-2796	Blaine Heck	(443) 263-6529

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Net income available to common stockholders per share of $0.28	• Stabilized portfolio was 95.2% occupied and 96.9% leased at quarter-end

• FFO per share of $0.85	• 719,171 square feet of leases commenced in the stabilized portfolio

• Net income available to common stockholders per share and FFO per share	• 677,935 square feet of leases executed in the stabilized portfolio both include a $0.05 charge from the early extinguishment of debt and $0.01 of
additional interest expense, both related to the redemption the 4.800%	• GAAP rents increased approximately 15.0% from prior levels unsecured senior notes due July 2018
• Cash rents increased approximately 5.5% from prior levels. Excluding a short-
• Revenues of $177.6 million	term extension for approximately 135,000 square feet, cash rents increased
18.3%
• Same Store GAAP and Cash NOI was flat compared to the same period in the prior year

• YTD Same Store GAAP and Cash NOI increased 1.1% and 3.2%, respectively, compared to the prior year

Capital Markets Highlights	Strategic Highlights

• In November, repaid a $123.5 million, 4.270% mortgage note due February	• In October, signed a 15-year lease with Dropbox, Inc. for 100% of the 736,000
2018, at par. The mortgage encumbered a property owned as part of a venture	square feet of office space at The Exchange on 16th project, currently under
in which the Company owns a 56% interest	construction in the Mission Bay neighborhood of San Francisco

• In December, raised net proceeds of $17.5 million through the issuance of	• In October, acquired a 1.2 acre development site in the Little Italy
common stock under the at-the-market offering program	neighborhood of downtown San Diego, CA for $19.4 million in cash

• In December, issued $425.0 million of seven-year senior unsecured notes at	• In January, acquired three, two-story lab buildings encompassing 146,000 square
3.450% due December 2024 through a public offering	feet for approximately $111.0 million in the Oyster Point submarket of South San
Francisco
• In December, completed the early redemption of all $325.0 million of 4.800%
unsecured senior notes due July 2018 for a cash price of approximately $330.0 million

• In January, borrowed $75.0 million under our $150.0 million unsecured term loan facility

• As of the date of this report, $70.0 million was outstanding on our unsecured revolving credit facility

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 32-33 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	12/31/2017 (1)	9/30/2017 (1)	6/30/2017	3/31/2017 (1)	12/31/2016
INCOME ITEMS:
Revenues	$177,561	$181,534	$180,598	$179,308	$168,645
Lease Termination Fees, net	198	760	367	794	323
Net Operating Income (2)	127,522	129,495	128,795	127,163	123,188
Capitalized Interest and Debt Costs	13,436	12,180	10,758	10,163	11,622
Net Income Available to Common Stockholders	28,529	66,558	29,833	26,329	29,426
EBITDA, as adjusted (2) (3)	112,565	116,956	115,530	113,295	106,814
Funds From Operations (3) (4) (5) (6)	86,539	89,547	88,767	81,934	84,292
Net Income Available to Common Stockholders per common share – diluted (5)	$0.28	$0.67	$0.30	$0.26	$0.29
Funds From Operations per common share – diluted (5) (6)	$0.85	$0.88	$0.87	$0.81	$0.87
LIQUIDITY ITEMS:
Funds Available for Distribution (4) (5) (7)	$51,177	$60,508	$63,654	$60,146	$57,237
Dividends per common share (5)	$0.425	$0.425	$0.425	$0.375	$0.375
RATIOS:
Net Operating Income Margins	71.8%	71.3%	71.3%	70.9%	73.0%
Interest Coverage Ratio	4.2x	4.3x	4.2x	4.3x	4.2x
Fixed Charge Coverage Ratio	4.2x	4.2x	3.9x	3.8x	3.7x
FFO Payout Ratio (6)	49.5%	47.7%	48.1%	45.9%	42.5%
FAD Payout Ratio (7)	83.6%	70.6%	67.1%	62.6%	62.6%
ASSETS:
Real Estate Held for Investment before Depreciation	$7,417,777	$7,239,856	$7,276,227	$7,159,381	$7,060,754
Total Assets	6,802,838	6,838,299	6,995,367	6,993,665	6,706,633
CAPITALIZATION: (8)
Total Debt	$2,364,395	$2,449,025	$2,579,552	$2,581,061	$2,333,766
Total Preferred Equity and Noncontrolling Interests in the Operating Partnership	—	—	100,000	100,000	200,000
Total Common Equity and Noncontrolling Interests in the Operating Partnership	7,517,070	7,144,676	7,547,195	7,233,389	6,999,904
Total Market Capitalization	9,881,465	9,593,701	10,226,747	9,914,450	9,533,670
Total Debt / Total Market Capitalization	23.9%	25.5%	25.2%	26.0%	24.5%
Total Debt and Preferred / Total Market Capitalization	N/A	N/A	26.2%	27.0%	26.5%

______________________________________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 32-33 “Definitions Included in Supplemental.”

(1)
Net Income Available to Common Stockholders includes $37.3 million and $2.3 million of gains on sales of depreciable operating properties for the three months ended September 30, 2017 and March 31, 2017, respectively, a $0.4 million gain on sale of land for the three months ended September 30, 2017, and a $5.3 million loss on early extinguishment of debt for the three months ended December 31, 2017.

(2)	Please refer to pages 34-35 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted.

(3)	EBITDA, as adjusted, and Funds From Operations for the three months ended September 30, 2017 include a $0.4 million gain on sale of land.

(4)
Please refer to page 8 for reconciliations of Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 8 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.

(5)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(6)
Funds From Operations for the three months ended December 31, 2017 includes a $5.3 million loss on early extinguishment of debt. Funds From Operations for the three months ended September 30, 2017 includes a $3.7 million or $0.04 per share non-cash charge related to the original issuance costs of Series H preferred stock that was redeemed on August 15, 2017. Funds From Operations for the three months ended March 31, 2017 includes a $3.8 million or $0.04 per share non-cash charge related to the original issuance costs of Series G preferred stock that was redeemed on March 30, 2017.

(7)	Funds Available for Distribution for the three months ended December 31, 2017 includes a $5.0 million cash loss on early extinguishment of debt.

(8)	Please refer to page 26 for additional information regarding our capital structure.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
(unaudited, $ and shares/units in thousands, except per share amounts)

The Company is providing an initial guidance range of NAREIT-defined FFO per diluted share for its fiscal year 2018 of $3.45 to $3.65 per share with a midpoint of $3.55 per share.

	Full Year 2018 Range at December 31, 2017
	Low End	High End
Net income available to common stockholders per share - diluted	$1.37	$1.57

Weighted average common shares outstanding - diluted (1)	99,300	99,300

Net income available to common stockholders	$136,000	$156,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	3,200	3,400
Net income attributable to noncontrolling interests in consolidated property partnerships	14,500	15,500
Depreciation and amortization of real estate assets	224,000	224,000
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(23,500)	(24,500)
Funds From Operations (2)	$354,200	$374,400

Weighted average common shares and units outstanding - diluted (3)	102,600	102,600

FFO per common share/unit - diluted (3)	$3.45	$3.65

Key 2018 assumptions include:

•	Dispositions of $250.0 to $750.0 million with a midpoint of $500.0 million

•	Same Store Cash Net Operating Income growth of 0 to 1% (2)

•	Year-end occupancy of 94.0% to 95.0%

•	Net Operating Income Margin of approximately 70.5% (2)

•	Total development spending of approximately $500.0 million
________________________

(1)	Calculated based on estimated weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units).

(2)	See pages 29-31 for Management Statements on Funds From Operation, Same Store Cash Net Operating Income and Net Operating Income and page 33 for the definition of Net Operating Income Margin.

(3)
Calculated based on estimated weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all estimated common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unit holders.

The Company’s guidance estimates for the full year 2018, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this report, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this report. Although these guidance estimates reflect the impact on the Company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the Company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the Company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the Company’s capital needs, the particular assets being sold and the Company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the Company’s control. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016

High Price	$76.18	$75.69	$77.09	$77.91	$76.88
Low Price	$70.17	$67.47	$70.06	$70.84	$66.73
Closing Price	$74.65	$71.12	$75.15	$72.08	$73.22

Dividends per share – annualized	$1.70	$1.70	$1.70	$1.50	$1.50

Closing common shares (in 000’s) (1) (2)	98,620	98,382	98,351	98,275	93,219
Closing common partnership units (in 000’s) (1)	2,077	2,077	2,077	2,077	2,382
	100,697	100,459	100,428	100,352	95,601

________________________

(1)	As of the end of the period.

(2)	In the fourth quarter of 2017, the Company issued 235,077 common shares under its at-the-market stock offering program at a weighted average price of $75.40 per share before selling commissions.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
ASSETS:
Land and improvements	$1,076,172	$1,076,172	$1,108,971	$1,108,971	$1,108,971
Buildings and improvements	4,908,797	4,871,667	4,983,638	4,962,732	4,938,250
Undeveloped land and construction in progress	1,432,808	1,292,017	1,183,618	1,087,678	1,013,533
Total real estate assets held for investment	7,417,777	7,239,856	7,276,227	7,159,381	7,060,754
Accumulated depreciation and amortization	(1,264,162)	(1,216,358)	(1,234,079)	(1,186,246)	(1,139,853)
Total real estate assets held for investment, net	6,153,615	6,023,498	6,042,148	5,973,135	5,920,901
Real estate assets and other assets held for sale, net	—	—	—	—	9,417
Cash and cash equivalents	57,649	64,954	387,616	478,391	193,418
Restricted cash	9,149	179,276	8,249	7,199	56,711
Marketable securities	20,674	18,851	16,010	15,163	14,773
Current receivables, net	16,926	18,626	13,703	13,740	13,460
Deferred rent receivables, net	246,391	238,959	233,427	225,860	218,977
Deferred leasing costs and acquisition-related intangible assets, net	183,728	185,420	195,320	202,499	208,368
Prepaid expenses and other assets, net	114,706	108,715	98,894	77,678	70,608
TOTAL ASSETS	$6,802,838	$6,838,299	$6,995,367	$6,993,665	$6,706,633
LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$340,800	$465,828	$467,758	$469,670	$472,772
Unsecured debt, net	2,006,263	1,909,381	2,097,083	2,096,356	1,847,351
Unsecured line of credit	—	60,000	—	—	—
Accounts payable, accrued expenses and other liabilities	249,637	271,405	219,483	215,469	202,391
Accrued dividends and distributions	43,448	43,324	44,105	38,983	222,306
Deferred revenue and acquisition-related intangible liabilities, net	145,890	145,556	148,729	153,369	150,360
Rents received in advance and tenant security deposits	56,484	46,925	55,738	53,677	52,080
Liabilities and deferred revenue of real estate assets held for sale	—	—	—	—	56
Total liabilities	2,842,522	2,942,419	3,032,896	3,027,524	2,947,316
Equity:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	—	—	—	—	96,155
6.375% Series H Cumulative Redeemable Preferred stock	—	—	96,256	96,256	96,256
Common stock	986	984	984	983	932
Additional paid-in capital	3,822,492	3,797,546	3,792,028	3,782,291	3,457,649
Distributions in excess of earnings	(122,685)	(108,667)	(132,799)	(120,207)	(107,997)
Total stockholders’ equity	3,700,793	3,689,863	3,756,469	3,759,323	3,542,995
Noncontrolling Interests
Common units of the Operating Partnership	77,948	77,911	77,296	77,432	85,590
Noncontrolling interests in consolidated property partnerships	181,575	128,106	128,706	129,386	130,732
Total noncontrolling interests	259,523	206,017	206,002	206,818	216,322
Total equity	3,960,316	3,895,880	3,962,471	3,966,141	3,759,317
TOTAL LIABILITIES AND EQUITY	$6,802,838	$6,838,299	$6,995,367	$6,993,665	$6,706,633

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
REVENUES
Rental income	$158,369	$150,466	$633,896	$574,413
Tenant reimbursements	18,331	17,131	76,559	61,079
Other property income	861	1,048	8,546	7,080
Total revenues	177,561	168,645	719,001	642,572
EXPENSES
Property expenses	32,356	28,696	129,971	113,932
Real estate taxes	15,571	15,828	66,449	55,206
Provision for bad debts	526	—	3,269	—
Ground leases	1,586	933	6,337	3,439
General and administrative expenses	16,831	16,080	60,581	57,029
Acquisition-related expenses (1)	—	938	—	1,902
Depreciation and amortization	60,149	56,782	245,886	217,234
Total expenses	127,019	119,257	512,493	448,742
OTHER (EXPENSES) INCOME
Interest income and other net investment gains	1,874	644	5,503	1,764
Interest expense	(14,564)	(14,614)	(66,040)	(55,803)
Loss on early extinguishment of debt	(5,312)	—	(5,312)	—
Total other (expenses) income	(18,002)	(13,970)	(65,849)	(54,039)
INCOME FROM OPERATIONS BEFORE GAINS (LOSSES) ON SALES OF REAL ESTATE	32,540	35,418	140,659	139,791
Net gain (loss) on sale of land	—	—	449	(295)
Gains on sales of depreciable operating properties	—	—	39,507	164,302
NET INCOME	32,540	35,418	180,615	303,798
Net income attributable to noncontrolling common units of the Operating Partnership	(590)	(743)	(3,223)	(6,635)
Net income attributable to noncontrolling interests in consolidated property partnerships	(3,421)	(1,937)	(12,780)	(3,375)
Total income attributable to noncontrolling interests	(4,011)	(2,680)	(16,003)	(10,010)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	28,529	32,738	164,612	293,788
Preferred dividends	—	(3,312)	(5,774)	(13,250)
Original issuance costs of redeemed preferred stock	—	—	(7,589)	—
Total preferred dividends	—	(3,312)	(13,363)	(13,250)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$28,529	$29,426	$151,249	$280,538
Weighted average common shares outstanding – basic	98,424	92,706	98,114	92,342
Weighted average common shares outstanding – diluted	99,128	93,590	98,727	93,023
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.28	$0.29	$1.52	$3.00
Net income available to common stockholders per share – diluted	$0.28	$0.29	$1.51	$2.97

______________________

(1)
On January 1, 2017, the Company adopted new accounting guidance clarifying the definition of a business. As a result, operating property acquisitions occurring after January 1, 2017 will generally be accounted for as asset acquisitions rather than business combinations and acquisition-related expenses will no longer be expensed as incurred but instead will be capitalized as a cost of the assets acquired.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$28,529	$29,426	$151,249	$280,538
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	590	743	3,223	6,635
Net income attributable to noncontrolling interests in consolidated property partnerships	3,421	1,937	12,780	3,375
Depreciation and amortization of real estate assets	59,987	55,569	241,862	213,156
Gains on sales of depreciable real estate	—	—	(39,507)	(164,302)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(5,988)	(3,383)	(22,820)	(5,660)
Funds From Operations (1)(2)	$86,539	$84,292	$346,787	$333,742
Weighted average common shares/units outstanding – basic (3)	101,707	96,363	101,443	95,911
Weighted average common shares/units outstanding – diluted (4)	102,411	97,247	102,056	96,592
FFO per common share/unit – basic (1)	$0.85	$0.87	$3.42	$3.48
FFO per common share/unit – diluted (1)	$0.85	$0.87	$3.40	$3.46
FUNDS AVAILABLE FOR DISTRIBUTION: (1)(9)
Funds From Operations (1)(2)	$86,539	$84,292	$346,787	$333,742
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(32,742)	(22,902)	(91,287)	(66,013)
Amortization of deferred revenue related to tenant-funded tenant improvements (2)(5)	(4,373)	(3,544)	(16,767)	(13,244)
Net effect of straight-line rents	(7,432)	(6,773)	(31,523)	(29,629)
Amortization of net below market rents (6)	(2,502)	(2,038)	(8,528)	(7,166)
Amortization of deferred financing costs and net debt discount/premium	634	361	1,895	1,345
Non-cash amortization of share-based compensation awards	5,429	5,801	19,046	21,064
Original issuance costs of redeemed preferred stock	—	—	7,589	—
Other lease related adjustments, net (7)	2,376	885	1,778	4,168
Adjustments attributable to noncontrolling interests in consolidated property partnerships (8)	3,248	1,155	6,495	1,470
Funds Available for Distribution (1)(9)	$51,177	$57,237	$235,485	$245,737

________________________

(1)
See page 31 for Funds From Operations and Funds Available for Distribution Management Statements. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(2)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.4 million and $3.5 million for the three months ended December 31, 2017 and 2016, respectively, and $16.8 million and $13.2 million for the year ended December 31, 2017 and 2016, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(3)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(4)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)	Includes other non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

(8)	Includes second generation capital expenditures for prior periods from noncontrolling interests.

(9)	For the three months and year ended December 31, 2017, Funds Available for Distribution includes a $5.0 million cash loss on early extinguishment of debt.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Net Cash Provided by Operating Activities	$70,470	$92,449	$347,012	$345,054
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(32,742)	(22,902)	(91,287)	(66,013)
Loss on early extinguishment of debt	(5,312)	—	(5,312)	—
Net gain (loss) on sale of land	—	—	449	(295)
Preferred dividends	—	(3,312)	(5,774)	(13,250)
Depreciation of non-real estate furniture, fixtures and equipment	(162)	(1,213)	(4,024)	(4,078)
Provision for uncollectible tenant receivables	(220)	—	(1,517)	—
Net changes in operating assets and liabilities (1)	23,566	(2,586)	20,566	(6,175)
Noncontrolling interests in property partnerships’ share of FAD	(2,740)	(2,228)	(16,325)	(4,190)
Cash adjustments related to investing and financing activities	(1,683)	(2,971)	(8,303)	(5,316)

Funds Available for Distribution(2)	$51,177	$57,237	$235,485	$245,737

_______________________

(1)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

(2)	Please refer to page 31 for a Management Statement on Funds Available for Distribution.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	% Change	2017	2016	% Change
Total Same Store Portfolio
Number of properties	88	88		88	88
Square Feet	12,182,805	12,182,805		12,182,805	12,182,805
Percent of Stabilized Portfolio	88.8%	86.9%		88.8%	86.9%
Average Occupancy	94.1%	96.7%		94.7%	96.5%
Operating Revenues:
Rental income	$131,591	$129,943	1.3%	$520,312	$515,813	0.9%
Tenant reimbursements	13,819	12,649	9.2%	57,411	50,472	13.7%
Other property income	547	649	(15.7)%	6,093	1,499	306.5%
Total operating revenues	145,957	143,241	1.9%	583,816	567,784	2.8%
Operating Expenses:
Property expenses	25,779	23,478	9.8%	104,428	97,672	6.9%
Real estate taxes	12,598	11,843	6.4%	47,543	45,468	4.6%
Provision for bad debts	81	(163)	(149.7)%	1,755	(124)	(1,515.3)%
Ground leases	971	850	14.2%	3,927	3,356	17.0%
Total operating expenses	39,429	36,008	9.5%	157,653	146,372	7.7%
GAAP Net Operating Income	$106,528	$107,233	(0.7)%	$426,163	$421,412	1.1%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	% Change	2017	2016	% Change
Total operating revenues	$140,721	$136,975	2.7%	$554,375	$532,586	4.1%
Total operating expenses	39,369	36,190	8.8%	155,983	146,578	6.4%
Cash Net Operating Income	$101,352	$100,785	0.6%	$398,392	$386,008	3.2%

________________________

(1)
Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2016 and still owned and included in the stabilized portfolio as of December 31, 2017 and includes 100% of consolidated property partnerships.

(2)	Please refer to page 34 for a reconciliation of Net Income Available to Common Stockholders to Same Store GAAP Net Operating Income and Same Store Cash Net Operating Income.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
OFFICE PORTFOLIO	Buildings	YTD NOI %	SF %	Total SF	12/31/2017	9/30/2017	12/31/2017
Los Angeles and Ventura Counties
101 Corridor	4	1.1%	2.3%	309,438	89.3%	90.1%	91.2%
El Segundo	5	6.0%	8.0%	1,093,050	97.5%	98.0%	98.2%
Hollywood	6	4.9%	5.9%	806,557	94.3%	91.6%	97.9%
Long Beach	7	3.4%	6.9%	949,910	92.4%	91.7%	92.8%
West Hollywood	4	1.8%	1.3%	178,699	94.5%	94.9%	95.7%
West Los Angeles	10	6.3%	6.1%	844,079	89.4%	80.2%	89.6%
Total Los Angeles and Ventura Counties	36	23.5%	30.5%	4,181,733	93.3%	91.0%	94.6%
Total Orange County	1	1.5%	2.0%	271,556	86.6%	94.4%	89.6%
San Diego County
Del Mar	14	9.0%	9.8%	1,351,044	97.3%	92.9%	98.4%
I-15 Corridor	5	3.4%	3.9%	540,855	97.5%	95.7%	98.5%
Point Loma	1	0.5%	0.8%	103,900	100.0%	100.0%	100.0%
University Towne Center	1	0.2%	0.3%	47,846	91.4%	91.4%	91.4%
Total San Diego County	21	13.1%	14.8%	2,043,645	97.4%	93.9%	98.3%
San Francisco Bay Area
Menlo Park	7	3.2%	2.8%	378,358	95.3%	94.8%	95.7%
Mountain View	4	5.2%	4.0%	542,235	100.0%	100.0%	100.0%
Palo Alto	2	1.4%	1.2%	165,585	100.0%	100.0%	100.0%
Redwood City	2	4.4%	2.5%	347,269	99.1%	99.1%	99.1%
San Francisco	8	25.7%	20.4%	2,793,856	93.6%	93.2%	98.9%
Sunnyvale	8	7.5%	6.8%	930,221	100.0%	100.0%	100.0%
Total San Francisco Bay Area	31	47.4%	37.7%	5,157,524	96.1%	95.9%	99.0%
Greater Seattle
Bellevue	2	6.6%	6.6%	905,225	96.9%	96.4%	96.9%
Kirkland	4	1.6%	2.0%	279,924	96.5%	96.6%	98.8%
Lake Union	6	6.3%	6.4%	880,990	93.5%	93.5%	93.5%
Total Greater Seattle	12	14.5%	15.0%	2,066,139	95.4%	95.2%	95.7%
TOTAL OFFICE PORTFOLIO	101	100.0%	100.0%	13,720,597	95.2%	94.0%	96.9%

					Occupied at
RESIDENTIAL PORTFOLIO		Submarket	Buildings	Total No. of Units	12/31/2017	9/30/2017
Los Angeles and Ventura Counties
1550 N. El Centro Avenue		Hollywood	1	200	79.0%	72.0%

Average Office Occupancy
Quarter-to-Date	Year-to-Date
94.1%	94.1%

Average Residential Occupancy
Quarter-to-Date	Year-to-Date
76.4%	70.2%

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Los Angeles and Ventura, California
23925 Park Sorrento	101 Corridor	11,873	100.0%
23975 Park Sorrento	101 Corridor	104,797	83.1%
24025 Park Sorrento	101 Corridor	108,670	88.7%
2829 Townsgate Road	101 Corridor	84,098	96.2%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	244,136	94.5%
999 N. Sepulveda Boulevard	El Segundo	128,588	89.2%
1500 N. El Centro Avenue	Hollywood	104,504	83.6%
1525 N. Gower Street	Hollywood	9,610	100.0%
1575 N. Gower Street	Hollywood	251,245	100.0%
6115 W. Sunset Boulevard	Hollywood	26,105	75.2%
6121 W. Sunset Boulevard	Hollywood	91,173	100.0%
6255 W. Sunset Boulevard	Hollywood	323,920	93.0%
3750 Kilroy Airport Way	Long Beach	10,457	100.0%
3760 Kilroy Airport Way	Long Beach	165,278	89.7%
3780 Kilroy Airport Way	Long Beach	219,745	78.2%
3800 Kilroy Airport Way	Long Beach	192,476	96.1%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	129,893	100.0%
8560 W. Sunset Boulevard	West Hollywood	71,875	94.1%
8570 W. Sunset Boulevard	West Hollywood	43,603	92.3%
8580 W. Sunset Boulevard	West Hollywood	7,126	100.0%
8590 W. Sunset Boulevard	West Hollywood	56,095	96.1%
12100 W. Olympic Boulevard	West Los Angeles	152,048	100.0%
12200 W. Olympic Boulevard	West Los Angeles	150,832	91.0%
12233 W. Olympic Boulevard	West Los Angeles	151,029	93.5%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	43,857	0.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	90,002	88.5%
501 Santa Monica Boulevard	West Los Angeles	76,803	84.5%
Total Los Angeles and Ventura Counties		4,181,733	93.3%

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Orange County, California
2211 Michelson Drive	Irvine	271,556	86.6%
Total Orange County		271,556	86.6%

San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	53,751	88.9%
12340 El Camino Real	Del Mar	88,377	85.3%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,806	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,836	100.0%
12770 El Camino Real	Del Mar	73,032	83.6%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Centre Drive	Del Mar	52,418	100.0%
3611 Valley Centre Drive	Del Mar	129,656	100.0%
3661 Valley Centre Drive	Del Mar	128,364	95.8%
3721 Valley Centre Drive	Del Mar	115,193	100.0%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,129	90.4%
2305 Historic Decatur Road	Point Loma	103,900	100.0%
4690 Executive Drive	University Towne Center	47,846	91.4%
Total San Diego County		2,043,645	97.4%

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	71.5%
4300 Bohannon Drive	Menlo Park	63,079	100.0%
4400 Bohannon Drive	Menlo Park	48,146	96.9%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	93.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%
3150 Porter Drive	Palo Alto	36,897	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%
900 Middlefield Road	Redwood City	118,764	97.3%
100 First Street	San Francisco	467,095	95.4%
303 Second Street	San Francisco	740,047	88.2%
201 Third Street	San Francisco	346,538	82.2%
360 Third Street	San Francisco	429,796	100.0%
250 Brannan Street	San Francisco	95,008	100.0%
301 Brannan Street	San Francisco	74,430	100.0%
333 Brannan Street	San Francisco	185,602	100.0%
350 Mission Street	San Francisco	455,340	98.1%
1310 Chesapeake Terrace	Sunnyvale	76,244	100.0%
1315 Chesapeake Terrace	Sunnyvale	55,635	100.0%
1320-1324 Chesapeake Terrace	Sunnyvale	79,720	100.0%
1325-1327 Chesapeake Terrace	Sunnyvale	55,383	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		5,157,524	96.1%

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	98.1%
10900 NE 4th Street	Bellevue	416,755	95.6%
10210 NE Points Drive	Kirkland	84,641	100.0%
10220 NE Points Drive	Kirkland	49,851	93.3%
10230 NE Points Drive	Kirkland	98,982	93.6%
3933 Lake Washington Blvd NE	Kirkland	46,450	100.0%
837 N. 34th Street	Lake Union	111,580	76.2%
701 N. 34th Street	Lake Union	138,994	77.9%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,644	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		2,066,139	95.4%

TOTAL		13,720,597	95.2%

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	31	21	459,828	259,343	$51.34	24.3%	10.5%	47.7%	69
Year to Date	88	68	980,907	944,865	48.51	29.8%	15.1%	48.0%	72

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (3)		Square Feet (3)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (4) (5)	26	21	418,592	259,343	$40.29	15.0%	5.5%	48
Year to Date (6)	96	68	1,075,182	944,865	46.90	25.0%	11.2%	64

________________________

(1)	Includes 100% of consolidated property partnerships.

(2)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three and twelve months ended December 31, 2017, including first and second generation space, net of month-to-month leases.

(3)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three and twelve months ended December 31, 2017, including first and second generation space, net of month-to-month leases. Excludes leasing on new construction.

(4)	During the three months ended December 31, 2017, 21 new leases totaling 399,715 square feet were signed but not commenced as of December 31, 2017.

(5)	Excluding a short-term extension for approximately 135,000 square feet, cash rents increased 18.3%.

(6)	During the twelve months ended December 31, 2017, 31 new leases totaling 587,450 square feet were signed but not commenced as of December 31, 2017.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$2,838	$770	$139	$957	$972

Tenant Improvements & Leasing Commissions (2)	2,494	2,311	8	175	—

Total	$5,332	$3,081	$147	$1,132	$972

	Total 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$16,548	$5,054	$3,615	$4,235	$3,644

Tenant Improvements & Leasing Commissions (2)	74,739	27,688	19,074	13,732	14,245

Total	$91,287	$32,742	$22,689	$17,967	$17,889

________________________

(1)	Includes 100% of capital expenditures of consolidated property partnerships.

(2)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2018	71	1,156,410	9.0%	$48,736	8.6%	$42.14
2019	101	1,527,185	11.9%	59,046	10.4%	38.66
2020	108	1,865,026	14.5%	72,896	12.8%	39.09
2021	88	1,031,097	8.0%	45,156	7.9%	43.79
2022	57	576,364	4.5%	23,636	4.1%	41.01
2023	57	1,074,566	8.4%	53,820	9.5%	50.09
2024	31	844,477	6.6%	37,200	6.5%	44.05
2025	19	297,164	2.3%	13,013	2.3%	43.79
2026	19	1,239,822	9.7%	48,977	8.6%	39.50
2027	16	1,198,566	9.3%	56,932	10.0%	47.50
2028 and beyond	24	2,010,725	15.8%	109,932	19.3%	54.67
Total (2)	591	12,821,402	100.0%	$569,344	100.0%	$44.41

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)
For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of December 31, 2017, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of December 31, 2017.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2018	Los Angeles	44	227,054	1.8%	$7,983	1.4%	$35.16
	Orange County	2	9,879	0.1%	251	—%	25.41
	San Diego	9	444,949	3.4%	20,356	3.6%	45.75
	San Francisco Bay Area	7	260,676	2.0%	13,403	2.4%	51.42
	Greater Seattle	9	213,852	1.7%	6,743	1.2%	31.53
	Total	71	1,156,410	9.0%	$48,736	8.6%	$42.14

2019	Los Angeles	40	297,337	2.3%	$9,299	1.6%	$31.27
	Orange County	6	77,875	0.6%	3,234	0.6%	41.53
	San Diego	15	195,661	1.5%	7,209	1.3%	36.84
	San Francisco Bay Area	23	737,243	5.8%	32,251	5.7%	43.75
	Greater Seattle	17	219,069	1.7%	7,053	1.2%	32.20
	Total	101	1,527,185	11.9%	$59,046	10.4%	$38.66

2020	Los Angeles	56	562,678	4.4%	$21,142	3.7%	$37.57
	Orange County	5	38,526	0.3%	1,238	0.2%	32.13
	San Diego	16	340,826	2.6%	13,200	2.3%	38.73
	San Francisco Bay Area	24	629,104	4.9%	28,839	5.1%	45.84
	Greater Seattle	7	293,892	2.3%	8,477	1.5%	28.84
	Total	108	1,865,026	14.5%	$72,896	12.8%	$39.09

2021	Los Angeles	50	354,643	2.8%	$13,997	2.4%	$39.47
	Orange County	5	66,507	0.5%	2,330	0.4%	35.03
	San Diego	9	170,713	1.3%	7,245	1.3%	42.44
	San Francisco Bay Area	13	245,502	1.9%	13,801	2.4%	56.22
	Greater Seattle	11	193,732	1.5%	7,783	1.4%	40.17
	Total	88	1,031,097	8.0%	$45,156	7.9%	$43.79

2022	Los Angeles	35	321,839	2.5%	$13,839	2.4%	$43.00
	Orange County	2	6,898	0.1%	269	—%	39.00
	San Diego	4	40,566	0.3%	1,300	0.2%	32.05
	San Francisco Bay Area	6	88,037	0.7%	4,329	0.8%	49.17
	Greater Seattle	10	119,024	0.9%	3,899	0.7%	32.76
	Total	57	576,364	4.5%	$23,636	4.1%	$41.01

2023 and Beyond	Los Angeles	61	1,981,849	15.5%	$86,511	15.2%	$43.65
	Orange County	2	32,084	0.3%	1,234	0.2%	38.46
	San Diego	23	776,513	6.1%	35,205	6.2%	45.34
	San Francisco Bay Area	50	2,958,993	23.1%	162,343	28.5%	54.86
	Greater Seattle	30	915,881	7.1%	34,581	6.1%	37.76
	Total	166	6,665,320	52.1%	$319,874	56.2%	$47.99

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2018 and 2019
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2018:
Q1 2018	20	244,727	1.9%	$8,372	1.5%	$34.21
Q2 2018	18	333,744	2.6%	14,817	2.6%	44.40
Q3 2018	14	203,765	1.6%	8,136	1.4%	39.93
Q4 2018	19	374,174	2.9%	17,411	3.1%	46.53
Total 2018	71	1,156,410	9.0%	$48,736	8.6%	$42.14

2019:
Q1 2019	22	626,501	4.9%	$22,282	3.9%	$35.57
Q2 2019	21	232,185	1.8%	8,527	1.5%	36.73
Q3 2019	29	344,752	2.7%	11,765	2.1%	34.13
Q4 2019	29	323,747	2.5%	16,472	2.9%	50.88
Total 2019	101	1,527,185	11.9%	$59,046	10.4%	$38.66

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
LinkedIn Corporation	$28,344	663,239	5.0%	4.8%
salesforce.com, inc.	23,836	456,867	4.2%	3.3%
DIRECTV, LLC	23,152	684,411	4.1%	5.0%
Box, Inc.	22,441	371,792	3.9%	2.7%
Dropbox, Inc.	20,502	256,484	3.6%	1.9%
Synopsys, Inc.	15,492	340,913	2.7%	2.5%
Bridgepoint Education, Inc.	14,064	296,708	2.5%	2.2%
Viacom International, Inc.	13,718	211,343	2.4%	1.5%
Riot Games, Inc.	12,828	210,534	2.3%	1.5%
Concur Technologies	10,643	288,322	1.9%	2.1%
Delta Dental of California	10,313	188,143	1.8%	1.4%
Capital One, N.A.	9,170	117,993	1.6%	0.9%
AMN Healthcare, Inc.	9,001	176,075	1.6%	1.3%
Biotech/Healthcare Industry Tenant	8,461	128,688	1.5%	0.9%
Neurocrine Biosciences, Inc.	6,883	140,591	1.2%	1.0%

Total Top Fifteen Tenants	$228,848	4,532,103	40.3%	33.0%

________________________

(1)	The information presented is as of December 31, 2017.

(2)	Includes 100% of annualized base rental revenues of consolidated property partnerships.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

2017 Dispositions
($ in millions)

COMPLETED DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
5717 Pacific Center Boulevard, San Diego, CA	Sorrento Mesa	January	1	67,995	$12.1

2nd Quarter
None

3rd Quarter
Sorrento Mesa and Mission Valley Properties (2)	Sorrento Mesa & Mission Valley	September	10	675,143	174.5

4th Quarter
None

TOTAL DISPOSITIONS			11	743,138	$186.6

____________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

(2)
Sorrento Mesa and Mission Valley Properties includes the following properties: 10390, 10394, 10398, 10421, 10445 and 10455 Pacific Center Court, 2355, 2365, 2375 and 2385 Northside Drive and Pacific Corporate Center - Lot 8, a 5.0 acre undeveloped land parcel.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	467,095	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	740,047	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________

(1)	For breakout of Net Operating Income by partnership, refer to page 34, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.

(2)	Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Stabilized Development Projects
($ in millions)

STABILIZED DEVELOPMENT PROJECTS	Location	Start Date	Completion Date	Total Estimated Investment	Rentable Square Feet	Office % Leased (1)
1st Quarter
Columbia Square Phase 2 - Office	Hollywood	3Q 2013	1Q 2016	$230.0	365,359	100%

2nd Quarter
None

3rd Quarter
None

4th Quarter
None

TOTAL:				$230.0	365,359	100%

_____________________

(1)	The information presented is as of the date of this report.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

In-Process, Near-Term and Future Development Pipeline
($ in millions)

	Location	Estimated Construction Period		Estimated Stabilization Date (1)	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 12/31/2017 (2)	Office % Leased (3)
		Start Date	Compl. Date
UNDER CONSTRUCTION:
Office
Greater Seattle
333 Dexter	South Lake Union	2Q 2017	3Q 2019	3Q 2020	650,000	$380.0	$109.4	—%
San Francisco Bay Area
The Exchange on 16th (4)	San Francisco	2Q 2015	2Q 2018	2Q 2019	750,000	570.0	369.6	100%
100 Hooper (5)	San Francisco	4Q 2016	1Q 2018	1Q 2019	400,000	270.0	203.0	100%
SUBTOTAL:					1,800,000	$1,220.0	$682.0	62%

Mixed-Use
One Paseo - Phase I (Retail and Residential) (6)	Del Mar	4Q 2016	3Q 2018 - 1Q 2019	1Q 2019 - 3Q 2019	96,000 Retail 237 Resi Units	$235.0	$119.3	N/A

NEAR-TERM DEVELOPMENT PIPELINE: (7)	Location	Potential Start Date (8)	Approx. Developable Square Feet		Total Estimated Investment	Total Costs as of 12/31/2017 (2)

Academy & Vine	Hollywood	2018	545,000		$450	$87.7
2136-2174 Kettner Blvd. (9)	Little Italy	2018	175,000		110	21.9
One Paseo - Phases II and III (6)	Del Mar	TBD	640,000		430	174.6
TOTAL:			1,360,000		$990	$284.2

FUTURE DEVELOPMENT PIPELINE:

Flower Mart	San Francisco		TBD		TBD	$224.3
9455 Towne Centre Drive	San Diego		150,000		TBD	14.2
Santa Fe Summit – Phases II and III	56 Corridor		600,000		TBD	78.9
TOTAL:						$317.4

________________________

(1)	Represents the earlier of the anticipated stabilization date or one year from building shell substantial completion.

(2)	Represents cash paid and costs incurred as of December 31, 2017.

(3)	Information is as of the date of this report.

(4)
The Company signed a 15-year lease for 100% of the office space with Dropbox, Inc. The lease with Dropbox, Inc. will commence in phases beginning in the fourth quarter of 2018 through the fourth quarter of 2019. Estimated stabilization date represents one year from building shell completion.

(5)
This project is comprised of approximately 314,000 square feet of office and 86,000 square feet of Production, Distribution, and Repair (“PDR”) space. The Company entered into a long term lease with Adobe for the entire 314,000 square feet of office space. The Company is developing an adjacent 59,000 square foot building located at 150 Hooper with a total estimated investment of approximately $22.0 million.

(6)
Development for this project will occur in phases. Phase I includes the project's overall infrastructure and site work, 237 residential units and approximately 96,000 square feet of retail space. Phases II and III, comprised of residential and office, respectively, will commence subject to market conditions and economic factors.

(7)
Project timing, costs, developable square feet and scope could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new office supply, regulatory and entitlement processes or project design.

(8)
Potential start dates assume successfully obtaining all approvals necessary to commence construction. Actual commencement is subject to extensive consideration of market conditions and economic factors.

(9)	The Company acquired this development site located in the Little Italy submarket of San Diego during the fourth quarter.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Capital Structure
As of December 31, 2017
($ in thousands)

	Shares/Units December 31, 2017	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT: (1)(2)
Unsecured Senior Notes due 2020		$250,000	2.5%
Unsecured Senior Notes due 2023		300,000	3.0%
Unsecured Senior Notes due 2024		425,000	4.3%
Unsecured Senior Notes due 2025		400,000	4.1%
Unsecured Senior Notes due 2029		400,000	4.1%
Unsecured Senior Notes Series A & B due 2027 & 2029		250,000	2.5%
Secured Debt		339,395	3.4%
Total Debt		$2,364,395	23.9%
EQUITY AND NONCONTROLLING INTEREST IN THE OPERATING PARTNERSHIP: (3)
Common limited partnership units outstanding (4)	2,077,193	$155,062	1.6%
Shares of common stock outstanding (4)	98,620,333	7,362,008	74.5%
Total Equity and Noncontrolling Interests in the Operating Partnership		$7,517,070	76.1%
TOTAL MARKET CAPITALIZATION		$9,881,465	100.0%

________________________

(1)
Represents gross aggregate principal amount due at maturity before the effect of the following at December 31, 2017: $13.6 million of unamortized deferred financing costs, $6.3 million of unamortized discounts for the unsecured senior notes and $2.6 million of unamortized premiums for the secured debt.

(2)
As of December 31, 2017, there were no outstanding balances on both the unsecured revolving credit facility and the unsecured term loan facility. In January 2018, the Company borrowed $75.0 million under the unsecured term loan facility. The Company intends to borrow the remaining $75.0 million by July 2018.

(3)	Includes common units of the Operating Partnership; does not include noncontrolling interests in consolidated property partnerships.

(4)	Value based on closing share price of $74.65 as of December 31, 2017.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Debt Analysis
As of December 31, 2017

TOTAL DEBT COMPOSITION
	Percent of Total Debt	Weighted Average
		Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	85.6%	4.2%	7.5
Secured Debt	14.4%	4.4%	7.4
Floating vs. Fixed-Rate Debt
Floating-Rate Debt (1)	—%	—%	4.6
Fixed-Rate Debt	100.0%	4.2%	7.5

Stated Interest Rate		4.2%	7.5

GAAP Effective Rate		4.2%

GAAP Effective Rate Including Debt Issuance Costs		4.4%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of December 31, 2017
Unsecured Credit Facility and Term Loan Facility (as defined in the Credit Agreements): (2)
Total debt to total asset value	less than 60%	25%
Fixed charge coverage ratio	greater than 1.5x	3.4x
Unsecured debt ratio	greater than 1.67x	3.90x
Unencumbered asset pool debt service coverage	greater than 1.75x	4.54x

Unsecured Senior Notes due 2020, 2023, 2024, 2025 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	31%
Interest coverage	greater than 1.5x	7.2x
Secured debt to total asset value	less than 40%	4%
Unencumbered asset pool value to unsecured debt	greater than 150%	336%

________________________

(1)	As of December 31, 2017, there were no outstanding balances on both the unsecured revolving credit facility and the unsecured term loan facility.

(2)
As of December 31, 2017, the covenant performance under the Unsecured Senior Notes Series A and B due 2027 and 2029 (“private placement notes”), was substantially similar to the Facility; however, the unsecured debt ratio under the private placement notes was 3.44x reflecting definitional differences on unencumbered value. The Company’s Operating Partnership was in compliance under the credit agreement of the private placement notes as of December 31, 2017.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate (1)	Maturity Date	2018	2019	2020	2021	2022	After 2022	Total (2)

Unsecured Debt: (3)
Fixed	6.63%	6.74%	6/1/2020			$250,000				$250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000
Fixed	3.45%	3.47%	12/15/2024						425,000	425,000
Fixed	4.38%	4.44%	10/1/2025						400,000	400,000
Fixed	3.35%	3.35%	2/17/2027						175,000	175,000
Fixed	3.45%	3.45%	2/17/2029						75,000	75,000
Fixed	4.25%	4.35%	8/15/2029						400,000	400,000

Total unsecured debt	4.23%	4.28%		—	—	250,000	—	—	1,775,000	2,025,000

Secured Debt:
Fixed (4)	6.05%	3.50%	6/1/2019	1,835	74,479					76,314
Fixed	3.57%	3.57%	12/1/2026			3,224	3,341	3,462	159,973	170,000
Fixed	4.48%	4.48%	7/1/2027	1,749	1,830	1,913	2,001	2,092	83,496	93,081

Total secured debt	4.38%	3.80%		3,584	76,309	5,137	5,342	5,554	243,469	339,395

Total	4.25%	4.21%		$3,584	$76,309	$255,137	$5,342	$5,554	$2,018,469	$2,364,395

________________________

(1)	Represents the rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of discounts/premiums, excluding deferred financing costs.

(2)
Amounts presented represent the gross aggregate principal amount due at maturity before the effect of the following at December 31, 2017: $13.6 million of unamortized deferred financing costs, $6.3 million of unamortized discounts for the unsecured senior notes and $2.6 million of unamortized premiums for the secured debt.

(3)	As of December 31, 2017, there were no outstanding balances on both the unsecured revolving credit facility and the unsecured term loan facility.

(4)	Represents secured debt assumed in connection with an operating property acquisition.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on January 31, 2018 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as consolidated operating revenues (rental income, tenant reimbursements and other property income) less consolidated property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and bad debt expense. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion for office properties and upon substantial completion for residential properties.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed, redeveloped, or repositioned space. These costs are not subtracted in our calculation of FAD.

Fixed Charge Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Net Operating Income Margins:

Calculated as Net Operating Income divided by total revenues.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2016 and still owned and included in the stabilized portfolio as of December 31, 2017. It does not include undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net Income Available to Common Stockholders	$28,529	$29,426	$151,249	$280,538
Net income attributable to noncontrolling interest in the Operating Partnership	590	743	3,223	6,635
Net income attributable to noncontrolling interests in consolidated property partnerships	3,421	1,937	12,780	3,375
Total preferred dividends	—	3,312	13,363	13,250
Net Income	32,540	35,418	180,615	303,798
Adjustments:
General and administrative expenses	16,831	16,080	60,581	57,029
Acquisition-related expenses	—	938	—	1,902
Depreciation and amortization	60,149	56,782	245,886	217,234
Interest income and other net investment gains	(1,874)	(644)	(5,503)	(1,764)
Interest expense	14,564	14,614	66,040	55,803
Loss on early extinguishment of debt	5,312	—	5,312	—
Net (gain) loss on sale of land	—	—	(449)	295
Gains on sales of depreciable operating properties	—	—	(39,507)	(164,302)
Net Operating Income, as defined (1)	127,522	123,188	512,975	469,995
Wholly-Owned Properties	109,761	106,263	441,204	401,603
Consolidated property partnerships: (2)
100 First Street (3)	4,577	4,054	17,616	16,624
303 Second Street (3)	7,515	7,454	31,222	30,664
Crossing/900 (4)	5,669	5,417	22,933	21,104
Net Operating Income, as defined (1)	127,522	123,188	512,975	469,995
Non-Same Store GAAP Net Operating Income (5)	(20,994)	(15,955)	(86,812)	(48,583)
Same Store GAAP Net Operating Income	106,528	107,233	426,163	421,412
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	(5,236)	(6,266)	(29,441)	(35,198)
GAAP Operating Expenses Adjustments, net (7)	60	(182)	1,670	(206)
Same Store Cash Net Operating Income	$101,352	$100,785	$398,392	$386,008

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(1)	Please refer to pages 29-30 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.

(2)	Reflects GAAP Net Operating Income for all periods presented.

(3)
On August 30, 2016 and November 30, 2016, the Company completed ventures with NBREM which contributed $191.4 million and $261.5 million, respectively, for 44% common equity interests in 100 First Street and 303 Second Street in San Francisco, CA, respectively. The $261.5 million contribution was net of NBREM's proportionate share of the existing mortgage debt secured by the 303 Second Street property.

(4)
For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.

(5)
Includes the results of one development project added to the stabilized portfolio in the first quarter of 2017, one development project added to the stabilized portfolio in the fourth quarter of 2016, two development office projects completed and stabilized in the first quarter of 2016, our residential project that was completed in the second quarter of 2016, four office and three retail buildings acquired during 2016, ten office properties disposed of during the third quarter of 2017, one office property disposed of during the first quarter of 2017, six office properties disposed of during 2016, and expenses for certain of our in-process, near-term and future development projects.

(6)	Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements and amortization of above and below market lease intangibles.

(7)	Includes the amortization of above and below market lease intangibles for ground leases and bad debt expense.

Kilroy Realty Corporation
Fourth Quarter 2017 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended December 31,
	2017	2016
Net Income Available to Common Stockholders	$28,529	$29,426
Interest expense	14,564	14,614
Depreciation and amortization	60,149	56,782
Loss on early extinguishment of debt	5,312	—
Net income attributable to noncontrolling common units of the Operating Partnership	590	743
Net income attributable to noncontrolling interests in consolidated property partnerships	3,421	1,937
Preferred dividends	—	3,312
EBITDA, as adjusted (1)	$112,565	$106,814

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(1)	Please refer to page 30 for a Management Statement on EBITDA, as adjusted.